Exhibit 1

                            LOAN CONVERSION AGREEMENT

     The parties hereto agree that effective April 18, 2001 the loan in the principal amount of $200,000 made by Century Capital Management to Wowtown.com, Inc. (now named Phoenix Star Ventures, Inc.) is converted into 5,000,000 post-split shares of Phoenix Star Ventures, Inc. It is understood that the 5,000,000 shares of common stock to be issued to Century Capital Management Ltd. will be restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission.


                                 PHOENIX STAR VENTURES, INC.


                                 By     /s/ Stephen Jackson
                                      -----------------------------------
                                      Stephen Jackson, President


                                 CENTURY CAPITAL MANAGEMENT LTD.


                                 By     /s/ Andrew Hromyk
                                      -----------------------------------
                                      Andrew Hromyk, President